Exhibit 15

October 27, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE: Ford Motor Company Registration Statement Nos. 33-62227, 333-02735, 333-20725, 333-31466, 333-47733, 333-56660, 333-57596, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993, 333-165100, 333-172491, 333-179624, 333-186730, 333-193999, 333-194000, and 333-203697 on Form S-8 and 333-194060 on Form S-3

Commissioners:

We are aware that our report dated October 27, 2015 on our review of interim financial information of Ford Motor Company (the “Company”) for the three and nine month periods ended September 30, 2015 and September 30, 2014 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2015 is incorporated by reference in the aforementioned Registration Statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan